Exhibit 99.2

TOWER BANCORP INC.

CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

	NINE	NINE
	MONTHS	MONTHS
	9/30/2008	9/30/2007
INTEREST INCOME

INTEREST AND FEES ON LOANS	$20,603,770	$21,216,256
INTEREST ON INVESTMENT SECURITIES	2,822,610	2,157,634
INTEREST ON FED FUNDS SOLD	257,874	1,590,365
	$23,684,254	$24,964,255

INTEREST EXPENSE

INTEREST ON DEPOSITS	6,466,143	9,055,634
INTEREST ON OTHER BORROWED MONEY	1,581,725	1,519,909
	$8,047,868	$10,575,543
NET INTEREST INCOME	$15,636,386	$14,388,712
PROVISION FOR LOAN LOSSES	1,075,000	450,000
NET INTEREST INCOME AFTER PROVISION	$14,561,386	$13,938,712

OTHER INCOME:
INVESTMENT SERVICES & FEE INCOME	$2,860,463	$3,227,777
OTHER OPERATING INCOME	343,367	440,171
INVESTMENT SECURITIES GAINS (LOSSES)	323,512	1,860,895
	$3,527,342	$5,528,843

OTHER EXPENSES:
SALARIES,WAGES AND OTHER BENEFITS	$6,367,704	$6,122,858
OCCUPANCY EXPENSE	846,835	788,008
FURNITURE AND FIXTURE EXPENSE	2,194,100	1,926,226
OTHER OPERATING EXPENSES	3,534,239	3,180,800
	$12,942,878	$12,017,892
INCOME BEFORE TAXES	$5,145,850	$7,449,663
APPLICABLE INCOME TAXES	1,160,491	1,949,493
NET INCOME	$3,985,359	$5,500,170

NET INCOME PER SHARE:	$1.72	$2.34

NUMBER OF SHARES OUTSTANDING	2,315,055	2,337,577